UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

INSPERITY, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Insperity Response to Starboard Director Nomination

Insperity, Inc. has received a notice from Starboard Value and Opportunity Master Fund Ltd of its nomination of two candidates for election to the Board of Directors of Insperity at the 2016 annual meeting of stockholders. Prior to receiving this notice, Insperity has been engaged in discussions with Starboard, which Insperity expects to continue, and hopes to reach a reasonable resolution that is in the best interests of all stockholders. Consistent with its normal practice, the Nominating and Corporate Governance Committee of the Board will review any proposed nominees at the appropriate time and will make a recommendation to the Board and stockholders in advance of Insperity’s 2016 annual meeting. The Board has not yet set a date for the 2016 annual meeting.

Important Additional Information and Where to Find It
Insperity, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom, other than the Company’s Chairman of the Board and Chief Executive Officer, Paul J. Sarvadi, and its President, Richard G. Rawson, owns in excess of 1 percent of the Company’s outstanding shares of common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. Information relating to the share ownership of Peter Feld, a director of the Company, and Starboard may be found in the Schedule 13D and amendments thereto filed by Starboard with the SEC. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on April 30, 2015. To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to Schedule 13D filed with the SEC.
Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.insperity.com) or by contacting Douglas Sharp by phone at (281) 348-3232, by email at douglas.sharp@insperity.com or by mail at Insperity, Inc., Attn: Investor Relations, 19001 Crescent Springs Drive, Kingwood, TX 77339-3802. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022 or toll-free at (888) 750-5834.